UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2011

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

575 Chesapeake Drive

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Restricted Stock Units

On March 2, 2011, the Board of Directors (the “Board”) of AcelRx Pharmaceuticals, Inc. (the “Company”), upon recommendation by the Compensation Committee of the Board, approved restricted stock units (“RSUs”) for certain of the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission, the “NEOs”) under the Company’s 2011 Equity Incentive Plan (the “Plan”). The RSUs were granted to such officers in consideration of their services to the Company. The RSUs are evidenced by a Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (together, the “RSU Agreement”), which, together with the Plan, set forth the terms and conditions of the RSUs.

Under the Plan and the RSU Agreement, each RSU represents a nontransferable right to receive one share of the Company’s Common Stock (subject to adjustment for certain specified changes in the capital structure of the Company). In the event that one or more RSUs vest, the Company will deliver one share of the Company’s Common Stock for each RSU that has vested. The RSUs will vest, if at all, upon meeting certain vesting conditions, provided that vesting will cease upon the recipient’s termination of Continuous Service (as defined in the Plan). The number of RSUs granted to the NEOs on March 2, 2011 are set forth in the table below, along with a brief description of the vesting conditions applicable to such RSUs.

Named Executive Officer	Restricted Stock Units(1)
Richard A. King, President and Chief Executive Officer	123,457
Thomas A. Schreck, Former President and Chief Executive Officer(2)	59,145
Pamela P. Palmer, M.D., Ph.D., Chief Medical Officer	67,594
Lawrence G. Hamel, Chief Development Officer	16,899
Badri Dasu, Chief Engineering Officer	14,871

(1)

The vesting commencement date of the RSUs was March 2, 2011. The RSUs shall vest as follows: 25% shall vest on the six month anniversary of the vesting commencement date, 25% percent shall vest on the 12 month anniversary of the vesting commencement date, 25% shall vest on the 24 month anniversary the vesting commencement date and 25% shall vest on the 36 month anniversary of the vesting commencement date.

(2)	Mr. Schreck resigned as our President and Chief Executive Officer effective April 30, 2010, but continues to serve on our board of directors.

The foregoing is only a brief description of the material terms of the RSUs, does not purport to be complete and is qualified in its entirety by reference to the Plan and the form of RSU Agreement under the Plan. A copy of the Plan was filed as Exhibit 99.3 to the Company’s Registration Statement on Form S-8, filed with the SEC on February 24, 2011, and the form of RSU Agreement under the Plan was filed as Exhibit 99.5 to the Company’s Registration Statement on Form S-8, filed with the SEC on February 24, 2011.

2011 Base Salaries

On March 2, 2011, the Board, upon recommendation by the Compensation Committee of the Board, approved the 2011 base salaries (effective retroactively to January 1, 2011) for the NEOs in the amounts set forth in the table below.

Named Executive Officer	2011 Base Salary
Richard A. King, President and Chief Executive Officer	$411,600
James H. Welch, Chief Financial Officer	$290,000
Pamela P. Palmer, M.D., Ph.D., Chief Medical Officer	$385,000
Lawrence G. Hamel, Chief Development Officer	$283,000
Badri Dasu, Chief Engineering Officer	$270,500

Bonus Payment

On March 2, 2011, the Board, upon recommendation by the Compensation Committee of the Board, approved a bonus payment for 2010 performance in the amount of $21,750 to Mr. Welch. Pursuant to Mr. Welch’s employment agreement with the Company, Mr. Welch is entitled to a bonus up to an amount equal to 30% of his annual salary, and the approved bonus payment represents a pro-rated portion of such amount for 2010, as Mr. Welch began serving as the Company’s Chief Financial Officer on October 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2011	ACELRX PHARMACEUTICALS, INC.

	By:	/s/ James H. Welch
James H. Welch
Chief Financial Officer